Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of June 30, 2010 and December 31, 2009 and for the

Three and Six Months Ended June 30, 2010 and 2009

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 30,	December 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$65,306	$24,675
Accounts receivable, trade (less allowance for doubtful accounts of $306 and $711)	178,261	173,279
Accounts receivable from affiliates, net	2,707	2,785
Program rights, net	163,563	153,029
Prepaid expenses and other current assets	41,777	38,533
Deferred tax asset	4,307	4,251
Total current assets	455,921	396,552

Property and equipment, net of accumulated depreciation of $29,336 and $26,779	19,802	21,996
Program rights, net	551,475	503,411
Deferred carriage fees, net	77,924	87,767
Deferred financing costs, net of accumulated amortization of $14,763 and $13,138	8,824	10,449
Amortizable intangible assets, net of accumulated amortization of $551,449 and $525,591	146,088	171,946
Goodwill	51,309	51,309
Other assets	20,594	21,950
	$1,331,937	$1,265,380
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$32,189	$14,856
Accrued liabilities:
Interest	20,086	20,353
Employee related costs	15,974	18,818
Deferred carriage fees payable	453	642
Other accrued expenses	12,649	11,989
Accounts payable to affiliates, net	14,162	16,665
Program rights obligations	112,012	106,845
Deferred revenue	17,238	12,443
Bank debt	37,500	25,000
Capital lease obligations	993	977
Total current liabilities	263,256	228,588

Program rights obligations	341,169	309,436
Deferred tax liability, net	93,029	95,707
Senior notes	299,417	299,283
Senior subordinated notes	323,944	323,817
Bank debt	500,000	555,000
Capital lease obligations	14,404	14,917
Accounts payable to affiliates	1,204	1,618
Other liabilities	19,623	20,283
Total liabilities	1,856,046	1,848,649
Commitments and contingencies
Member’s deficiency	(524,109)	(583,269)

	$1,331,937	$1,265,380

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three and Six Months Ended June 30, 2010 and 2009

(Dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues, net	$222,711	$199,086	$435,292	$393,147

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	66,032	54,717	129,344	111,937
Selling, general and administrative	56,086	52,505	108,568	106,425
Depreciation and amortization	14,208	14,394	28,413	29,213
	136,326	121,616	266,325	247,575

Operating income	86,385	77,470	168,967	145,572

Other income (expense):
Interest expense	(18,600)	(19,196)	(37,177)	(38,520)
Interest income	116	59	225	159
Loss on derivative contracts, net	—	(1,694)	—	(2,715)
Miscellaneous, net	(187)	192	(129)	111
	(18,671)	(20,639)	(37,081)	(40,965)
Income before income taxes	67,714	56,831	131,886	104,607
Income tax expense	(25,132)	(21,602)	(48,955)	(39,762)
Net income	$42,582	$35,229	$82,931	$64,845

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Six Months Ended June 30, 2010

(Dollars in thousands)

(unaudited)

Balance, December 31, 2009	$(583,269)

Cash capital distributions	(79,000)
Non-cash capital contributions	55,229
Net income	82,931

Balance, June 30, 2010	$(524,109)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2010 and 2009

(Dollars in thousands)

(unaudited)

	2010	2009
Cash flows from operating activities:
Net income	$82,931	$64,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,413	29,213
Cablevision share-based compensation expense allocations	5,635	5,773
Amortization of program rights	91,417	75,150
Amortization of deferred carriage fees	11,446	10,684
Amortization of deferred financing costs, discounts on indebtedness and other costs	1,886	2,077
Provision for doubtful accounts	18	924
Unrealized gain on derivative contracts	—	(203)
Unrealized foreign currency transaction (gain) loss	(64)	22
Deferred income taxes	(2,734)	(3,143)
Changes in assets and liabilities:
Accounts receivable, trade	(4,936)	(6,805)
Accounts receivable from affiliates, net	78	7,892
Prepaid expenses and other assets	(1,902)	1,374
Program rights	(150,015)	(80,879)
Deferred carriage fees	(1,603)	(274)
Accounts payable and accrued expenses	19,812	17,407
Accounts payable to affiliates, net	45,466	40,949
Program rights obligations	38,111	(14,420)
Deferred carriage fees payable	(199)	(2,172)
Other long-term liabilities	(650)	(361)
Net cash provided by operating activities	163,110	148,053

Cash flows from investing activities:
Capital expenditures	(420)	(502)
Payments for acquisition of a business	(135)	(250)
Net cash used in investing activities	(555)	(752)

Cash flows from financing activities:
Cash distributions to parent	(79,000)	(57,000)
Repayment of bank debt	(42,500)	(52,500)
Principal payments on capital lease obligations	(424)	(348)
Net cash used in financing activities	(121,924)	(109,848)

Net increase in cash and cash equivalents	40,631	37,453

Cash and cash equivalents at beginning of period	24,675	13,502

Cash and cash equivalents at end of period	$65,306	$50,955

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2009.

The condensed consolidated financial statements as of June 30, 2010 and for the three and six months ended June 30, 2010 and 2009 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2010.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Comprehensive income for the three and six months ended June 30, 2010 and 2009 equals net income for the same periods.

NOTE 3.                CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers the balance of its investments in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.

During the six months ended June 30, 2010 and 2009, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Six Months Ended June 30,
	2010	2009
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to the allocation of income taxes and other taxes	$48,383	$40,398
Deemed capital contribution for payments of program rights obligations by affiliates	1,211	—
Allocation of Cablevision share-based compensation expense in the form of a deemed capital contribution	5,635	5,773

Supplemental Data:
Cash interest paid	35,380	36,748
Income taxes paid	2,188	1,749

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment obligations for which they are jointly and severally liable. Such payment obligations initially amounted to $84,000 in total of which $19,500 remained unpaid at June 30, 2010.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003. Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,211 during the six months ended June 30, 2010.  There were no payments of program rights obligations by affiliates for program rights allocated outside of the Company during the six months ended June 30, 2009.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the six months ended June 30, 2010 were treated as a deemed capital contribution in the condensed consolidated statement of member’s deficiency.

NOTE 4.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

subsidiary of Rainbow Media Holdings LLC, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.  Accordingly, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the six months ended June 30, 2010 and 2009 of $48,955 and $39,762, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $48,383 and $40,338 for the six months ended June 30, 2010 and 2009, respectively.

NOTE 5.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at June 30, 2010 and December 31, 2009:

	June 30, 2010	December 31, 2009

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156
Advertiser relationships	91,024	91,024
Other amortizable intangibles	9,357	9,357
	697,537	697,537

Accumulated amortization
Affiliation agreements and affiliate relationships	474,290	452,236
Advertiser relationships	68,244	64,502
Other amortizable intangibles	8,915	8,853
	551,449	525,591
Amortizable intangible assets, net of accumulated amortization	146,088	171,946

Goodwill	51,309	51,309

Total intangible assets, net	$197,397	$223,255

Aggregate amortization expense
Six months ended June 30, 2010	$25,858

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

Estimated amortization expense
Year ending December 31, 2010	$51,715
Year ending December 31, 2011	51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934
Year ending December 31, 2014	21

NOTE 6.            SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues, net

AMC Networks	$190,091	$170,495	$371,727	$335,103
IFC	32,620	28,591	63,565	58,044
Total	$222,711	$199,086	$435,292	$393,147

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Adjusted operating cash flow

AMC Networks	$89,753	$86,695	$181,044	$163,188
IFC	13,773	8,951	21,971	17,370
Total	$103,526	$95,646	$203,015	$180,558

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Depreciation and amortization

AMC Networks	$(13,282)	$(13,444)	$(26,555)	$(27,316)
IFC	(926)	(950)	(1,858)	(1,897)
Total	$(14,208)	$(14,394)	$(28,413)	$(29,213)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Share-based compensation expense

AMC Networks	$(2,302)	$(2,933)	$(4,439)	$(4,501)
IFC	(631)	(849)	(1,196)	(1,272)
Total	$(2,933)	$(3,782)	$(5,635)	$(5,773)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating income

AMC Networks	$74,169	$70,318	$150,050	$131,371
IFC	12,216	7,152	18,917	14,201
Total	$86,385	$77,470	$168,967	$145,572

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Income before income taxes
Total operating income for reportable segments	$86,385	$77,470	$168,967	$145,572
Items excluded from operating income:
Interest expense	(18,600)	(19,196)	(37,177)	(38,520)
Interest income	116	59	225	159
Loss on derivative contracts, net	—	(1,694)	—	(2,715)
Miscellaneous, net	(187)	192	(129)	111
Income before income taxes	$67,714	$56,831	$131,886	$104,607

	Six Months Ended June 30,
	2010	2009
Capital expenditures

AMC Networks	$339	$382
IFC	81	120
Total	$420	$502

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.  Cash is invested in

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company had three customers that in the aggregate accounted for approximately 34% and 36% of the Company’s net revenues for the six months ended June 30, 2010 and 2009, respectively.

NOTE 7.                LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.   Subject to the execution of formal agreements, the parties have reached agreement in principle with respect to the license fees which approximates amounts previously accrued.

Other Legal Matters

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 8.                FAIR VALUE MEASUREMENT

The fair value hierarchy as outlined in Accounting Standards Codification Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets that are measured at fair value on a recurring basis at June 30, 2010 and December 31, 2009:

At June 30, 2010:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents (a)	$62,571	$—	$—	$62,571

At December 31, 2009:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents	$23,564	$—	$—	$23,564

(a)                      Represents the Company’s investment in funds that invest primarily in money market securities.

The Company’s cash equivalents are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets are summarized as follows:

	June 30, 2010
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$537,500	$537,500
Senior notes	299,417	300,750
Senior subordinated notes	323,944	338,813
	$1,160,861	$1,177,063

	December 31, 2009
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$580,000	$580,000
Senior notes	299,283	305,640
Senior subordinated notes	323,817	342,875
	$1,203,100	$1,228,515

(a)                                  The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.